DOCIDPHL_A #1724675 v3PHL_A #1724675 v3
PHL_A #1724675 v3

                                  INSYNQ, INC.

                         1127 BROADWAY PLAZA, SUITE 202
                            TACOMA, WASHINGTON 98402

                                  March 6, 2003

AJW Partners, LLC

New Millennium Capital Partners II, LLC

AJW Offshore, Ltd. (f/k/a AJW/New Millennium Offshore, Ltd.)
AJW Qualified Partners, LLC (f/k/a Pegasus Capital Partners, LLC)
1044 Northern Boulevard
Suite 302
Roslyn, New York 11576

         Re:      INSYNQ, INC. (THE "COMPANY") -

                  AMENDMENT OF DEBENTURES AND WARRANTS

Ladies and Gentlemen:

         This letter sets forth the agreement of the parties hereto to (i) extend the maturity dates of certain debentures which are convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), originally issued by the Company to the investors listed in the signature pages hereto (collectively, the "Investors") in June 2001, August 2001, October 2001, November 2001, January 2002 and July 2002, respectively (collectively, the "Debentures"), as set forth on SCHEDULE 1 hereto, (ii) amend the conversion price of the Debentures, (iii) extend the exercise period of certain stock purchase warrants (collectively, the "Warrants") issued by the Company to the Investors as set forth on SCHEDULE 1 hereto; (iv) amend the exercise price of the Warrants; and (v) confirm the number or Warrants.

         By execution hereof, for good and valuable consideration the receipt and sufficiency of is hereby acknowledged, the parties hereto agree that:

         1. The Maturity Date (as defined in each of the Debentures) is hereby extended until March 6, 2004.

         2. The Conversion Price (as defined in the Debentures) of each of the Debentures is hereby amended to be equal to the lesser of
                  (i) $.30 and (ii) the Variable Conversion Price (as defined in the Debentures), provided that the meaning of the term Applicable Percentage in each of the Debentures is hereby amended to mean 40%.

         3. The Exercise Period (as defined in each of the Warrants) is hereby extended to expire on 6:00 p.m., New York, New York time, on the fifth (5th) anniversary of the date hereof.

         4. The exercise price of each of the Warrants is hereby amended to be equal to $.25 per share.

         5. Irrespective of the 1-for-100 reverse stock split effected by the Company in December 2002, the number of Warrants initially issued to the Investors shall remain as set forth on SCHEDULE 1 hereto.

         6. All other provisions of the Debentures and the Warrants shall remain in full force and effect.

         The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement, including without limitation the issuance of amended Debentures and Warrants.

                            [Signature Page Follows]

         Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

                                   Sincerely,

                                   INSYNQ, INC.

                                   /s/ John P. Gorst
                                   John P. Gorst
                                   President

ACCEPTED AND AGREED:

AJW PARTNERS, LLC
By:  SMS GROUP, LLC

/s/ Cory S. Ribotsky
Corey S. Ribotsky, Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: FIRST STREET MANAGER II, LLC,


/s/ Corey S. Ribotsky
Corey S. Ribotsky, Manager

AJW OFFSHORE, LTD.
By: FIRST STREET MANAGER II, LLC


/s/Corey S. Ribotsky
Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC
By: AJW MANAGER, LLC

/s/Corey S. Ribotsky
Corey S. Ribotsky, Manager


SCHEDULE 1

------------------------------------------------------ ------------------------- ----------------------- --------------------
                                                          DATE OF DEBENTURE        ORIGINAL PRINCIPAL    NUMBER OF WARRANTS
                                                                                         AMOUNT

INVESTOR
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Partners, LLC                                                 June 29, 2001                $183,334              366,668
------------------------------------------------------ ------------------------- ----------------------- --------------------
New Millennium Capital Partners II, LLC                           June 29, 2001                $183,333              366,666
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Offshore, Ltd.                                                June 29, 2001                $183,333              366,666
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Partners, LLC                                               August 10, 2001                 $33,334               66,668
------------------------------------------------------ ------------------------- ----------------------- --------------------
New Millennium Capital Partners II, LLC                         August 10, 2001                 $33,333               66,666
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Offshore, Ltd.                                              August 10, 2001                 $33,333               66,666
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Partners, LLC                                              October 17, 2001                 $50,000              100,000
------------------------------------------------------ ------------------------- ----------------------- --------------------
New Millennium Capital Partners II, LLC                        October 17, 2001                 $50,000              100,000
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Offshore, Ltd.                                             October 17, 2001                 $50,000              100,000
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Partners, LLC                                              November 2, 2001                $133,334              266,668
------------------------------------------------------ ------------------------- ----------------------- --------------------
New Millennium Capital Partners II, LLC                        November 2, 2001                $133,333              266,666
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Offshore, Ltd.                                             November 2, 2001                $133,333              266,666
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Partners, LLC                                              January 24, 2002                 $50,000              200,000
------------------------------------------------------ ------------------------- ----------------------- --------------------
New Millennium Capital Partners II, LLC                        January 24, 2002                 $50,000              200,000
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Offshore, Ltd.                                             January 24, 2002                $100,000              400,000
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Qualified Partners, LLC                                    January 24, 2002                $100,000              400,000
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Partners, LLC                                                  July 3, 2002                 $41,667              166,668
------------------------------------------------------ ------------------------- ----------------------- --------------------
New Millennium Capital Partners II, LLC                            July 3, 2002                 $41,667              166,668
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Offshore, Ltd.                                                 July 3, 2002                 $83,333              333,332
------------------------------------------------------ ------------------------- ----------------------- --------------------
AJW Qualified Partners, LLC                                        July 3, 2002                 $83,333              333,332
------------------------------------------------------ ------------------------- ----------------------- --------------------